EMPLOYMENT AGREEMENT

Employment Agreement, between SonicSave.com (the "Company") and David Reznikov (the "Employee").

      1. For good consideration, the Company employs the Employee on the following terms and conditions.

      2. Term of Employment: Subject to the provision for termination set forth below this agreement will begin on May 1, 2000, unless sooner terminated.

      3. Salary: The Company shall pay Employee a salary of $26,000 per year, for the services of the Employee, payable at regular payroll periods. Employee's salary may be increased during the 1st year, to a maximum of $72,000/year.

      4. Other Compensation: Employee will receive 200,000 shares of SonicSave stock immediately, with an option to buy 25,000 shares at the end of every year, beginning in the second year of employment, at a price of $.25/share, as long as Employee is still employed by Company.

      5. Duties and Position: The Company hires the Employee in the capacity of Vice President. The Employee's duties may be reasonably modified at the Company's direction from time to time.

      6. Employee to Devote Full Time to Company: The Employee will devote full time, attention, and energies to the business of the Company and during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

      7. Confidentiality of Proprietary Information: Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

      8. Reimbursement of Expenses: The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business

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            expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

      9. The Employee shall be entitled to a yearly vacation of 2 weeks at full pay for the first two years of employment, and 5 sick days. In the third year of employment Employee shall receive 3 weeks vacation at full pay.

      10. Termination of Agreement: Without cause, the Company may terminate this agreement at any time upon 14 days' written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and be paid his/her regular salary up to the date of termination. In addition, the Company will pay the Employee on the date of termination a severance allowance equal to two weeks of Employee's salary, less taxes and social security required to be withheld. Without cause, the Employee may terminate employment upon 14 days written notice to the Company. Employee may be required to perform his/her duties and will be paid the regular salary to date of termination but shall not receive a severance allowance. Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment upon 30 days' notice to the Employee should any of the following events occur:

            a)    The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or
            b)    The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or
            c) The Company's decision to terminate its business and liquidate its assets;
            d) The merger or consolidation of the Company with another company.
            e)    Bankruptcy or Chapter 11 Reorganization.

      11. Death Benefit: Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

      12. Assistance in Litigation: Employee shall upon reasonable notice, furnish such information and proper assistance to the Compamy as it may reasonable require in connection with any litigation in which it is, or may become, a party either during or after employment.

      13. Effect of Prior Agreements: This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement

      14. Settlement by Arbitration: Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance

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            with the rules of the American Arbitration Association. Judgement upon the award rendered may be entered in any court with Jurisdiction.

      15. Limited Effect of Waiver by Company: Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

      16. Severability: If, for any reason, any provision of this agreement is held invalid, all other provision of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

      17. Assumption of Agreement by Company's Successors and Assignees: The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

      18. Oral Modifications Not Binding: This instrument is the entire agreement of the Company and the Employee. Oral changes shall have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

      19. Employee acknowledges and agrees that the Stock has not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemption from the registration provisions of the Act provided by Section 4(2) thereof. He also acknowledges and agrees that the Stock may not be sold, transferred or otherwise disposed of unless (i) the Stock has been registered under the Act or (ii) prior thereto, there is delivered to the Company a written opinion in form and substance reasonably satisfactory, that the proposed transaction may be effected without compliance with the registration provisions of the Act including, without limitation, by virtue of compliance with Rule 144 promulgated under the Act.

            Signed this ________ day of  ______________, ____________.

            ____________________________       _______________________________
            Company                            Employee